EXHIBIT 10.1

EXECUTION

$40,000,000

MAXWELL TECHNOLOGIES, INC.

5.50% CONVERTIBLE SENIOR NOTES DUE 2022

PURCHASE AGREEMENT
September 20, 2017
BARCLAYS CAPITAL INC.
As Initial Purchaser,
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
Maxwell Technologies, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchaser (the “Initial Purchaser”), $40,000,000 in aggregate principal amount of its 5.50% Convertible Senior Notes due 2022 (the “Firm Notes”). The Firm Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined herein), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and Wilmington Trust Company, N.A., as trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchaser, not more than an additional $6,000,000 of its 5.50% Convertible Senior Notes due 2022 (the “Additional Notes”) if and to the extent that the Initial Purchaser shall have determined to exercise the right to purchase such 5.50% Convertible Senior Notes due 2022 granted to the Initial Purchaser in Section 3(b) hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.” The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Offering Memorandum) (the “Underlying Common Stock”) or a combination of cash and Common Stock, at the Company’s election, as set forth in the Offering Memorandum. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchaser.
1.Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated September 19, 2017 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule I (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated September 20, 2017 (the “Offering Memorandum”), setting forth information regarding the Company and the Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined herein), together with the Pricing Term Sheet and any of the documents listed on Schedule II hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser. “Applicable Time” means 11:00 p.m. (New York City time) on the date of this Agreement.
Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Annual Report”) and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”
You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) (each a “QIB”). Those persons specified above are referred to herein as “Eligible Purchasers.”
2.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
(a)    When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.
(b)    Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.
(c)    No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Company, any of its affiliates or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Notes; other than any General Solicitation with the prior consent of the Initial Purchaser; any such General Solicitation the use of which has been previously consented to by the Initial Purchaser is listed on Schedule III.
(d)    Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).
(e)    Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(f)    The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.
(g)    The Offering Memorandum will not, as of its date or as of the applicable Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
(h)    The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
(i)    The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Initial Purchaser; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchaser is listed on Schedule II.

(j)    Each Free Writing Offering Document listed in Schedule II hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule II hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
(k)    The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(l)    Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, results of operations, stockholders’ equity or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report. None of the subsidiaries of the Company (other than Maxwell Technologies SA and Nesscap Co., Ltd.) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).
(m)    The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)    The Company has all requisite corporate power and authority, to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(o)    The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(p)    The Company has all requisite corporate power and authority to issue the Underlying Common Stock issuable upon conversion of the Notes. The Underlying Common Stock (assuming (i) full physical settlement of the Notes upon conversion, (ii) the maximum conversion rate under any “make-whole” adjustment applies and (iii) the Initial Purchaser exercises its option to purchase the Additional Notes in full) (the “Maximum Number of Underlying Securities”) has been duly and validly authorized by the Company and, if and when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Common Stock will not be subject to any preemptive or similar rights. The Underlying Common Stock will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(q)    The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
(r)    The issue and sale of the Notes and the issuance, if any, of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company of the Notes, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
(s)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the issuance, if any, of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company of the Notes, the Indenture, and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities laws or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchaser and the listing of the Maximum Number of Underlying Securities on the NASDAQ Global Market, each of which has been obtained and is in full force and effect.
(t)    The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.
(u)    BDO USA, LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(e) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.
(v)    The Company and each of its subsidiaries, to the extent required, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act (except as it may related to newly acquired businesses as permitted by SEC staff interpretive guidance) and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.
(w)     (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(x)    Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(y)    Since January 1, 2014, there is and has been, no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(z)    Except as described in each of the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, and/or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock, long-term debt of the Company or any of its subsidiaries or any adverse change, or any development that would reasonably be expected to become a material adverse change, in or affecting the condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)    The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All real and personal property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such real and personal property and buildings by the Company or any of its subsidiaries.
(bb)    The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed, in all material respects, all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course.
(cc)    The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, and other intellectual property rights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently being conducted. The Company and each of its subsidiaries have not received any notice of any claim of conflict with any such rights of others and to the knowledge of the Company, the conduct of such businesses will not conflict in any material respect with any valid and enforceable rights of others.
(dd)    Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(ee)    Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in material compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying in all material respects with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $500,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding material non-compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(gg)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (other than those returns for which a request for extension has been filed, and have paid all taxes due except for any taxes that are being disputed in good faith by appropriate proceedings and for which the Company or such subsidiary, as appropriate, holds adequate reserves in accordance with GAAP, except in each case as would not be material. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(hh)    Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(ii)    The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that would reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.
(jj)    Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(kk)    The operations of the Company and its subsidiaries are and have been at all times conducted in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ll)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.
(mm)    There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.
(nn)    No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.
(oo)    No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(pp)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(qq)    The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(rr)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(ss)    The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable in all material respects.

(tt)    Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
(uu)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
(vv)    Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(ww)    Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchaser.
(xx)    The Company is not a “shell company” as described in Rule 144(i) under the Securities Act.
3.    Purchase of the Notes by the Initial Purchaser, Agreements to Sell, Purchase and Resell.
(a)    The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 94.5% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the total principal amount of Firm Notes. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.
(b)    In addition, the Company hereby agrees, on the basis of the representations and warranties, covenants and agreements of the Initial Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser the Additional Notes, and the Initial Purchaser shall have the right to purchase up to $6,000,000 aggregate principal amount of Additional Notes at a purchase price referred to in the preceding paragraph, plus accrued interest from the Closing Date to the date of payment, if any. The Initial Purchaser may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchaser and the date on which such Additional Notes are to be purchased. Unless otherwise agreed to by the Company, each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Notes nor later than ten business days after the date of such notice.
(c)    The Initial Purchaser hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that the Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; and (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package) in connection with the offering of the Notes.
(d)    The Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule II hereto, (iii) the Free Writing Offering Documents listed on Schedule II hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
(e)    The Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Notice to Investors” and “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).
The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchaser hereby consents to such reliance.

4.    Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the office of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94025, at 10:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.
Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the account of the Initial Purchaser at 10:00 a.m., New York City time, on the Option Closing Date.
The Notes will be delivered to the Initial Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchaser at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Global Notes shall be made available to the Initial Purchaser for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.
5.    Agreements of the Company. The Company agrees with the Initial Purchaser as follows:
(a)    The Company will furnish to the Initial Purchaser, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.
(b)    The Company will prepare the Offering Memorandum in a form approved by the Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which they shall reasonably object after being so advised.
(c)    The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.
(d)    If, at any time prior to completion of the distribution of the Notes by the Initial Purchaser to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchaser, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof.
(e)     The Company will not make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchaser and, if requested by the Initial Purchaser, will prepare and furnish without charge to the Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
(f)    Promptly from time to time to take such action as the Initial Purchaser may reasonably request to qualify the Notes and the Underlying Common Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Underlying Common Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(g)    For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and disclosed in the Pricing Disclosure Package or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the grant of options and other equity awards pursuant to Compensation Plans existing on the date hereof and disclosed in the Pricing Disclosure Package), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Common Stock or securities convertible, exercisable or exchangeable into Common

Stock (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Initial Purchaser, and to cause each officer, director and stockholder of the Company set forth on Schedule IV hereto to furnish to the Initial Purchaser, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”). The foregoing sentence shall not apply to the sale of the Notes under this Agreement or the issuance of any Underlying Common Stock upon conversion thereof.
(h)    Between the date hereof and the Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the conversion price of the Firm Notes.
(i)    So long as any of the Notes or the Underlying Common Stock are outstanding, the Company will, furnish at its expense to the Initial Purchaser, and, upon request, to the holders of the Notes or the Underlying Common Stock and prospective purchasers of the Notes or the Underlying Common Stock the information required by Rule 144A(d)(4) (if any).
(j)    The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”
(k)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.
(l)    The Company will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.
(m)    The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
(n)    The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes. The Company will take any reasonable precautions designed to insure that any offer or sale, direct or indirect of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A or Regulation D.

(o)    In connection with any offer or sale of the Notes, the Company will not engage, and will cause its affiliates and any person acting on its behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Company make no covenant) not to engage in any form of general solicitation or general advertising (within the meaning of Regulation D, other than any General Solicitation with the prior consent of the Initial Purchaser and listed on Schedule III hereto, or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Initial Purchaser a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute such communications to which the Initial Purchaser reasonably objects.
(p)    The Company agrees to comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.
(q)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Notes.
(r)    The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities.
(s)    Between the date hereof and the Closing Date, the Company will not do or authorize any act that would result in an adjustment of the conversion rate of the Notes.
(t)    The Company will cause a number of shares of Common Stock equal to the Maximum Number of Underlying Securities to be listed, subject to official notice of issuance, on the NASDAQ Global Market, and will maintain such listing. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a register for the Underlying Common Stock.
6.    Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchaser’s counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchaser’s counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, and any foreign jurisdictions as the Initial Purchaser may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchaser); (h) the rating of the Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes; (j) the listing of the Maximum Number of Underlying Securities on the NASDAQ Global Market; (k) the performance by the Company of their other obligations under this Agreement; and (l) all travel expenses of the Company’s officers and employees in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.
7.    Conditions to Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel to the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.
(b)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(c)    DLA Piper LLP (US) shall have furnished to the Initial Purchaser its written opinion and negative assurance letter, as counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially in the form of Exhibit A hereto.
(d)    The Initial Purchaser shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchaser, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.
(e)    At the time of execution of this Agreement, the Initial Purchaser shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(f)    With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchaser a “bring-down letter” of such accountants, addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(g)     Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(h)    The Company shall have furnished or caused to be furnished to the Initial Purchaser dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, or other officers satisfactory to the Initial Purchaser, as to such matters as the Initial Purchaser may reasonably request, including, without limitation, a statement:
(i)    That the representations, warranties and agreements of the Company in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the Closing Date;
(ii)    That they have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and
(iii) To the effect of Section 7(g) (provided that no representation with             respect to the judgment of the Initial Purchaser need to be made).
(i)    The Notes shall be eligible for clearance and settlement through DTC.
(j)    The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Trustee.
(k)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i)(A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market) or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis either within or outside the United States, in each case, as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Initial Purchaser, would materially and adversely affect the financial markets or the markets for the Notes and other debt or equity securities.
(l)    The Supplemental Listing Application for the Maximum Number of Underlying Securities shall have been approved, subject to official notice of issuance, by the NASDAQ Global Market.
(m)    The Lock-Up Agreements between the Initial Purchaser and the officers, directors and stockholders of the Company set forth on Schedule IV, delivered to the Initial Purchaser on or before the date of this Agreement, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.
(n)    On or prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.
(o)    The Company shall have furnished or caused to be furnished to the Initial Purchaser, dated as of the date hereof and as of the Closing Date, a certificate of the Chief Financial Officer in form satisfactory to the Initial Purchaser with respect to the Company’s consolidated financial statements as of July 31, 2017 and for the one month period ended July 31, 2017, and with respect to the Company’s preliminary financial statements as of August 31, 2017 and for the two month period ended August 31, 2017.
The obligation of the Initial Purchaser to purchase Additional Notes hereunder is subject to the delivery to the Initial Purchaser on the applicable Option Closing Date of such documents as the Initial Purchaser may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes.
8.    Indemnification and Contribution.
(a)    The Company hereby agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any

amendment or supplement thereto, (B) Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company through the Initial Purchaser by or on behalf of the Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Initial Purchaser or to any affiliate, director, officer, employee or controlling person of the Initial Purchaser.
(b)    The Initial Purchaser hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) Blue Sky Application, or (C) Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company through the Initial Purchaser by or on behalf of the Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or 8(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by any method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    The Initial Purchaser confirms and the Company acknowledges and agrees that the statements with respect to the offering of the Notes by the Initial Purchaser set forth in the sixth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.
9.    Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g) or 7(k)) shall have occurred or if the Initial Purchaser shall decline to purchase the Notes for any reason permitted under this Agreement.
10.    Reimbursement of Initial Purchaser’s Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchaser, or (b) the Initial Purchaser declines to purchase the Notes for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser.
11.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Initial Purchaser, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) with a copy to Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, CA 94025, Attention: Bruce K. Dallas (Fax: (650) 752-2115), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 100191;
(b)    if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Maxwell Technologies, Inc., Attention: Emily Lough (Fax: (866) 636-6819), with a copy to DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attention: Larry W. Nishnick (Fax: (858) 677-1401);
______________
1    NTD: Barclays to confirm notice provisions.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchaser and each person or persons, if any, controlling the Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them
14.    Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
15.    Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and the Initial Purchaser agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.
16.    Waiver of Jury Trial. The Company and the Initial Purchaser each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchaser: (a) no fiduciary or agency relationship exists between the Company and any other person, on the one hand, and the Initial Purchaser, on the other hand; (b) the Initial Purchaser is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company, on the one hand, and the Initial Purchaser, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchaser may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchaser and its affiliates may have interests that differ from those of the Company; and (e) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives any claims that the Company may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the Notes.
18.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
19.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.
If the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,
MAXWELL TECHNOLOGIES, INC.
By     /s/ Franz Fink
Name: Franz Fink
Title: President & CEO

Accepted:
BARCLAYS CAPITAL INC.
By    /s/ Syed Rajib Imfeaz
Name: Syed Rajib Imfeaz
Title: Managing Director

SCHEDULE I

Pricing Term Sheet

SCHEDULE II
1. Investor Presentation

Schedule III
GENERAL SOLICITATION

1.	Press release issued by the Company on September 19, 2017 announcing the offering of the Notes.

2.	Press release issued by the Company on September 20, 2017 announcing the pricing of the Notes.

Schedule IV
LIST OF PERSONS SUBJECT TO LOCK-UP

1.	Franz Fink

2.	David Lyle

3.	Rick Bergman

4.	Steven Bilodeau

5.	Jӧrg Buchheim

6.	Burkhard Goeschel

7.	Ilya Golubovich

8.	John Mutch

Exhibit A

[Form of Company Counsel Opinion]

DLA Piper LLP (US), as counsel to the Company, shall have furnished to Barclays Capital Inc. (the “Initial Purchaser”) its written opinion, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:
(a)The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and authority to conduct its business as described under the caption “Summary” in the Pricing Disclosure Package and the Offering Memorandum. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction identified on Schedule 1 to this letter.
(b)    No registration under the Securities Act of the Notes (other than as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion), and no qualification of the Indenture under the Trust Indenture Act with respect thereto, is required for the offering, issuance, sale or delivery of the Securities or the performance of the Indenture and the Securities.
(c)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Notes and to issue and sell the Notes.
(d)    The Company has duly and validly authorized and reserved [ ]2 shares of Common Stock for issuance upon conversion of the Securities (the “Conversion Shares”); such Conversion Shares, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and any issuance of such Conversion Shares will not be subject to any preemptive or, to such counsel’s knowledge, similar rights; and any Conversion Shares issuable upon conversion of the Securities will conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Offering Memorandum.
(e)    The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and with your consent, based solely on a review of the books and records of the Company made available to us and an officers’ certificate as to factual matters, all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and with your consent, based solely on a review of the books and records of the Company made available to us and an officers’ certificate as to factual matters, all of the issued shares of capital stock of each domestic subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for

_________________________
2    To be the aggregate maximum number of shares initially issuable upon conversion of the Securities, assuming the Company elects to deliver solely shares of Common Stock upon conversion of the Securities and the maximum conversion rate under any “make-whole” adjustment applies.
Exhibit A-1

such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;
(f)    The Purchase Agreement has been duly authorized, executed and delivered by the Company.
(g)    The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee in the case of the Indenture) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(h)    The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(i)    (x) The execution and delivery of the Notes, the Indenture and the Purchase Agreement and the performance by the Company of its obligations under each of the foregoing instruments and the issuance and sale of the Notes by the Company to the Initial Purchaser pursuant to the Purchase Agreement do not, and (y) the issuance of the Conversion Shares upon conversion of the Notes in accordance with the terms of the Indenture would not, in each case as of the date hereof:

(i)	violate the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company; or

(ii)
result in the breach of or a default under any of the agreements of the Company pursuant to any agreement listed as (i) Exhibits 10.1 through 10.26, inclusive, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, (ii) Exhibit 10.1 in the Company’s Current Report on Form 8-K filed on September 19, 2017, (iii) Exhibit 10.1 in the Company’s Current Report on Form 8-K filed on September 21, 2017; (iv) Exhibits 10.1 through 10.4 in the Company’s Current Report on Form 8-K filed on April 10, 2017, and (v) Exhibits 10.1 through 10.3 in the Company’s Current Report on Form 8-K filed on February 28, 2017 (each a “Material Agreement”); or

(iii)	violate any federal, California or New York law or the Delaware General Corporation Law; or

Exhibit A-2

(iv)	violate any court order, judgment, or decree that is applicable to it and known to us; or

(v)
require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, Delaware corporate, California or New York state or governmental or regulatory agency or body, except for such consents, approvals, authorizations, orders, or filings as may be required under state or foreign securities laws.

(j)    The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Offering Memorandum will not be required to register as an “investment company” under the 1940 Act.
(k)    The statements relating to legal matters in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the legal matters, documents or proceedings, or legal conclusions of the Indenture and the Notes are accurate in all material respects.
(l)    The statements relating to legal matters in the Pricing Disclosure Package and the Offering Memorandum under the caption “Plan of Distribution” insofar as they purport to constitute summaries of the legal matters, documents or proceedings, or legal conclusions, fairly summarize such legal matters, documents or proceedings and are correct in all material respects.
(m)    The statements relating to legal matters in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the legal matters, documents or proceedings, or legal conclusions, fairly summarize such legal matters, documents or proceedings and are correct in all material respects.
(n)    The statements relating to legal matters in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain U.S. Federal Tax Considerations,” insofar as they purport to constitute summaries of the legal matters, documents or proceedings, or legal conclusions, fairly summarize such legal matters, documents or proceedings and are correct in all material respects.
In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of New York and California and the Delaware General Corporate Law.

Exhibit A-3

Exhibit B

[Form of Lock-Up Agreement]

LOCK-UP LETTER AGREEMENT
BARCLAYS CAPITAL INC.
As Initial Purchaser,
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Initial Purchaser”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchaser of Convertible Senior Notes due 2022 (the “Notes”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”). The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election. The Initial Purchaser proposes to reoffer the Notes in Exempt Resales (as such term is defined in the Purchaser Agreement) (the “Offering”).
In consideration of the execution of the Purchase Agreement by the Initial Purchaser, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the preliminary offering memorandum relating to the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any shares of Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities, or any options or warrants to purchase any shares of Common Stock (collectively, “Securities”), (2) enter into any swap or other agreement or transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing.
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

Exhibit B-1

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) that has been entered into by the undersigned prior to the date of this Lock-Up Letter Agreement and of which the Initial Purchaser or their counsel have been made aware, (iv) in the case of an option to purchase shares of Common Stock expiring during the Lock-Up Period or restricted stock units or performance stock units vesting during the Lock-Up Period, the sale or surrender of shares of Common Stock to the Company to pay the exercise price or withholding tax obligations in connection with the exercise of such option or vesting of such restricted stock units or performance stock units (but only to such extent) or (v) with the prior written consent of the Initial Purchaser; provided, that in the case of (i) and (ii) above, such transfer is not required to be reported under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and provided further, that in the case of (iv) above, any report required to be filed in connection with such transaction under the Exchange Act shall include an explanatory note reflecting the circumstances of such surrender. This Lock-Up Letter Agreement shall not prohibit the establishment of a 10b5-1 Plan for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by this paragraph, for the duration of this Lock-Up Letter Agreement will have, good and marketable title to the undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.
It is understood that if (i) the Company notifies the Initial Purchaser prior to the execution of the Purchase Agreement that it does not intend to proceed with the Offering, (ii) the Purchase Agreement is terminated prior to payment for and delivery of the Notes, or (iii) the Purchase Agreement has not been executed prior to October 15, 2017, then this Lock-Up Letter Agreement shall be of no further force or effect.
The undersigned understands that the Company and the Initial Purchaser will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchaser.
[Signature page follows]

Exhibit B-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.
Very truly yours,
By:______________________________
Name:
Title:
Dated: _______________

Exhibit B-3